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                                  Exhibit 23.1

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended December 27, 2002 of our report dated January 31, 2003 into the Company's previously filed Registration Statement File No. 333-07231, File No. 333-31785, and File No. 333-31787.

Grant Thornton LLP



Baltimore, Maryland
March 12, 2003